                                                                      EXHIBIT 12

                         MATTEL, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                            FOR THE NINE
                            MONTHS ENDED          FOR THE YEARS ENDED DECEMBER 31,(a)
                          ------------------  ------------------------------------------------
                          SEPT 30,  SEPT 30,
                            1998    1997(a)     1997      1996      1995      1994    1993(b)
                          --------  --------  --------  --------  --------  --------  --------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
  Income (loss) before
   income taxes, cumula-
   tive effect of
   changes in accounting
   principles and ex-
   traordinary item.....  $381,859  $158,080  $425,082  $536,756  $504,668  $362,157  $153,306
  Less (plus) minority
   interest and undis-
   tributed income
   (loss) of less-than-
   majority-owned affil-
   iates, net...........       161      (369)     (144)      303       (36)     (649)      124
  Add:
   Interest expense.....    69,675    62,782    90,130   100,226   102,983    87,071    86,101
   Appropriate portion
    of rents(c).........    12,748    13,708    17,665    19,527    19,450    16,224    16,221
                          --------  --------  --------  --------  --------  --------  --------
  Earnings available for
   fixed charges........  $464,443  $234,201  $532,733  $656,812  $627,065  $464,803  $255,752
                          ========  ========  ========  ========  ========  ========  ========
FIXED CHARGES:
  Interest expense......  $ 69,675  $ 62,782  $ 90,130  $100,226  $102,983  $ 87,071  $ 86,101
  Capitalized interest..       650       991       991     1,789       693       285        --
  Appropriate portion of
   rents(c).............    12,748    13,708    17,665    19,527    19,450    16,224    16,221
                          --------  --------  --------  --------  --------  --------  --------
  Fixed charges.........  $ 83,073  $ 77,481  $108,786  $121,542  $123,126  $103,580  $102,322
                          ========  ========  ========  ========  ========  ========  ========
Ratio of earnings to
 fixed charges..........      5.59x     3.02x     4.90x     5.40x     5.09x     4.49x     2.50x
                          ========  ========  ========  ========  ========  ========  ========

--------
(a) Consolidated financial information for 1993 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into the Company, accounted for as a pooling of interests.

(b) Consolidated financial information for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

                         MATTEL, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                           FOR THE NINE
                           MONTHS ENDED          FOR THE YEARS ENDED DECEMBER 31,(a)
                         ------------------  ------------------------------------------------
                         SEPT 30,  SEPT 30,
                           1998    1997(a)     1997      1996      1995      1994    1993(b)
                         --------  --------  --------  --------  --------  --------  --------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
  Income (loss) before
   income taxes,
   cumulative effect of
   changes in accounting
   principles and
   extraordinary item... $381,859  $158,080  $425,082  $536,756  $504,668  $362,157  $153,306
  Less (plus) minority
   interest and
   undistributed income
   (loss) of less-than-
   majority-owned
   affiliates, net......      161      (369)     (144)      303       (36)     (649)      124
  Add:
    Interest expense....   69,675    62,782    90,130   100,226   102,983    87,071    86,101
    Appropriate portion
     of rents(c)........   12,748    13,708    17,665    19,527    19,450    16,224    16,221
                         --------  --------  --------  --------  --------  --------  --------
  Earnings available for
   fixed charges........ $464,443  $234,201  $532,733  $656,812  $627,065  $464,803  $255,752
                         ========  ========  ========  ========  ========  ========  ========
FIXED CHARGES:
  Interest expense...... $ 69,675  $ 62,782  $ 90,130  $100,226  $102,983  $ 87,071  $ 86,101
  Capitalized interest..      650       991       991     1,789       693       285       --
  Dividends--Series B
   preferred stock......      --      2,537     2,537     3,406     3,200     2,157       --
  Dividends--Series C
   preferred stock......    5,970     5,978     7,968     3,985       --        --        --
  Dividends--Series F
   preference stock.....      --        --        --        --      3,342     4,689     4,894
  Appropriate portion of
   rents(c).............   12,748    13,708    17,665    19,527    19,450    16,224    16,221
                         --------  --------  --------  --------  --------  --------  --------
  Fixed charges......... $ 89,043  $ 85,996  $119,291  $128,933  $129,668  $110,426  $107,216
                         ========  ========  ========  ========  ========  ========  ========
Ratio of earnings to
 fixed charges..........     5.22x     2.72x     4.47x     5.09x     4.84x     4.21x     2.39x
                         ========  ========  ========  ========  ========  ========  ========

--------
(a) Consolidated financial information for 1993 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into the Company, accounted for as a pooling of interests.

(b) Consolidated financial information for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.